United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2007
Genesee Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-1653	16-0445920

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Powers Building, 16 West Main Street, Rochester, New York	14614

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:          (585) 454-1250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 28, 2007, Genesee Corporation paid its final liquidating distribution in the amount of $4,151,733, or $2.48 per share, to its Class A and Class B shareholders of record on August 20, 2007.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee Corporation
Date: September 28, 2007	By	/s/ Steven M. Morse
Steven M. Morse, President, Treasurer and Secretary